Exhibit 99.1

Surgalign Holdings, Inc. Announces First Quarter 2021 Results

Deerfield, Ill., May 10, 2021 – Surgalign Spine Technologies, (NASDAQ: SRGA) a global medical technology company focused on elevating the standard of care by driving the evolution of digital surgery, today reported operating results for the first quarter of 2021.

Highlights:

•	Total global spine revenue of $23.3 million, compared to $27.1 million in the first quarter of 2020

•	Net loss from continuing operations of $15.2 million inclusive of approximately $3.2 million of non-recurring charges

•	Adjusted EBITDA loss of $9.8 million, compared to a loss of $20.1 million in the first quarter of 2020

•	Appointed Marc Mackey as Executive Vice President, Digital Surgery

•	Submitted premarket notification, 510(k) for the Holo Surgical intelligent guidance system

“We are very excited about the recent progress we have made as we continue the transition from a traditional spine company focused on surgical approaches and procedures to a company that will redefine and lead digital surgery. The addition of Marc Mackey and his 25 years of experience in the digital surgery space adds important competencies to our leadership team that will drive this transformation,” said Terry Rich, President and Chief Executive Officer of Surgalign Holdings. “With the recent filing of our initial FDA 510(k) submission for the Holo Surgical intelligent guidance system we have achieved a critical milestone for 2021 and we remain on track to hit our goal of having the first procedures performed using the Holo system by the end of 2021.”

First Quarter 2021

Global revenue for the quarter ended March 31, 2021 was $23.3 million compared to $27.1 million for the prior year period. The decline in revenue was primarily due to the impact of the COVID-19 pandemic on global elective procedural volumes.

Gross profit for the first quarter of 2021 was $17.1 million or 73% of revenue compared to $17.9 million or 66% of revenue in the first quarter of 2020.

Marketing, general and administrative expenses for the first quarter of 2021 were $25.9 million compared to $37.2 million in the first quarter of 2020. The reduction in marketing,

general and administrative expenses was predominantly driven by the decline in sales and distribution costs related to the decline in sales and the elimination of administrative overhead with the sale of the OEM business.

R&D expense for the first quarter of 2020 was $2.9 million compared to $4.3 million in the first quarter of 2020. The reduction in R&D relates to the separation of the OEM business and the transition of R&D headcount.

Net loss from continuing operations for the first quarter of 2020 was $15.2 million compared to $24.5 million for the first quarter of 2020. Adjusted for non-recurring charges, net loss from continuing operations was $12.0 million for the first quarter of 2021 compared to $19.4 million in the prior year period.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), for the first quarter of 2021 was a loss of $9.8 million compared to a loss of $20.2 million for the first quarter of 2020.

Fiscal 2021 Business Outlook

The Company continues to anticipate full year revenue to grow in the range of 5% – 10% compared to the prior year’s global spine revenue of approximately $102 million. Our guidance continues to assume that global procedure volumes return to normal levels during the second quarter of 2021.

Based on these revenue levels, the Company continues to anticipate full year adjusted EBITDA loss will be in the range of $35 – $40 million.

Conference Call

Surgalign will host a conference call and audio webcast at 4:30 p.m. ET today. The conference call can be accessed by dialing (877) 383-7419 (U.S.) or (760) 666-3754 (International), using conference ID 2227105. The webcast can be accessed through the investor section of Surgalign’s website at surgalign.com/investors/. A replay of the conference call will be available on Surgalign’s website for one month following the call.

About Surgalign Holdings, Inc.

Surgalign Holdings, Inc. is a global medical technology company committed to the promise of digital surgery and is building out its digital surgery platform to drive transformation across the surgical landscape. Uniquely aligned and resourced to advance the standard of care, the company is building technologies surgeons will look to for what is truly possible for their patients. Surgalign is focused on bringing surgeons solutions that predictably deliver superior clinical and economic outcomes. Surgalign markets products throughout the United States and in more than 50 countries worldwide through an expanding network of top independent distributors. Surgalign, a member of AdvaMed, is headquartered in Deerfield, IL, with commercial, innovation and design centers in San Diego, CA, Marquette, MI, and Wurmlingen, Germany. Learn more at www.surgalign.com and connect on LinkedIn and Twitter.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including general economic conditions, as well as those within the Company’s industry, and numerous other factors and risks identified in the Company’s most recent Form 10-K and other filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) the risk of existing or potential litigation or regulatory action arising from the previously announced SEC and internal investigations and their findings; (ii) the identification of control deficiencies, including material weaknesses in internal control over financial reporting and the impact of the same; (iii) potential reputational damage that the Company has or may suffer as a result of the findings of the SEC and internal investigations and related litigation; (iv) general worldwide economic conditions and related uncertainties; (v) the continued impact of the COVID-19 novel coronavirus pandemic and the Company’s attempts at mitigation; (vi) the failure by the Company to identify, develop and successfully implement immediate action plans and longer-term strategic initiatives; (vii) the reliability of our supply chain; (viii) our ability to meet obligations, including purchase minimums, under our vendor and other agreements; (ix) the duration of decreased demand for our products; (x) whether or when the demand for procedures involving our products will increase; (xi) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund its operations and pay its obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets; (xii) our financial position and results, total revenue, product revenue, gross margin, and operations; (xiii) failure to realize, or unexpected costs in seeking to realize, the expected benefits of the recent Holo Surgical, Inc. (“Holosurgical”) acquisition, including the failure of Holosurgical’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute its products; (xiv) the failure to effectively integrate Holosurgical’s operations with those of the Company; (xv) the failure to retain key personnel of Holosurgical; (xvi) the number of shares and amount of cash that will be required in connection with any post-closing milestone payments, including as a result of changes in the trading price of the Company’s common stock and their effect on the amount of cash needed by the Company to fund any post-closing milestone payments in connection with the acquisition; (xvii) the effect of the transaction on relationships with customers, suppliers and other third parties; (xviii) the diversion of management time and attention on the transaction and subsequent integration; (xix) the effect of the recent resignation of our auditor and our ability to engage and onboard a new auditor; (xx) the effect and timing of changes in laws or in governmental regulations; and (xxi) other risks described in our public filings with the SEC. These factors should be considered carefully, and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting Surgalign’s website at www.surgalign.com or the SEC’s website at www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law.

Jonathon Singer

Investor and Media Contact

jsinger@surgalign.com

+1 877-343-6832

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2021		2020
Revenues		$23,291	$27,102
Cost of goods sold		6,238	9,224

Gross profit		17,053	17,878

Expenses:
Marketing general and administrative		25,943	37,193
Research and development		2,875	4,282
Severance and restructuring costs		218	—
Loss (gain) on acquisition contingency		(51)	—
Asset impairment and abandonments		2,176	1,879
Other income		—	—
Goodwill impairment		—	—
Transaction and integration expenses		322	2,409

Total operating expenses		31,483	45,763

Operating loss		(14,430)	(27,885)

Other (expense) income:
Interest income (expense)		4	50
Derivative loss		—	—
Foreign exchange gain (loss)		(545)	(244)

Total other expense - net		(541)	(194)

Loss before income tax benefit		(14,971)	(28,079)
Income tax benefit		(219)	3,539

Net loss from continuing operations		(15,190)	(24,540)

Discontinued operations (Note 4)
Income from operations of discontinued operations		—	6,677
Income tax provision		—	—

Net income on discontinued operations		—	6,677

Net income (loss)		(15,190)	(17,863)

Convertible preferred dividend		—	—

Net income (loss) applicable to common shares		$(15,190)	$(24,540)

Net loss from continuing operations per common share - basic		$(0.15)	$(0.34)

Net Loss from continuing operations per common share - diluted		$(0.15)	$(0.34)

Net income from discontinued operations per common share - basic	$		$0.09

Net income from discontinued operations per common share - diluted	$		$0.09

Weighted average shares outstanding - basic		98,109,900	72,864,390

Weighted average shares outstanding - diluted		98,109,900	72,864,390

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Revenues to Adjusted Gross Profit

(Unaudited, in thousands)

	For the Three Months Ended March 31,
	2021	2020
Revenues	$23,291	$27,102
Costs of processing and distribution	6,238	9,224

Gross profit, as reported	17,053	17,878
Inventory write-off	—	—
Inventory purchase price adjustment	527	878

Non-GAAP gross profit, adjusted	$17,580	$18,756

Non-GAAP gross profit percentage, adjusted	75.5%	69.2%

Costs of processing and distribution - As Reported	6,238	9,224
Less:
Inventory write-off	—	—
Inventory purchase price adjustment	527	878

Costs of processing and distribution - Non-GAAP	$5,711	$8,346

As a percent of revenue	24.5%	30.8%

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Net Loss Applicable to Commons Shares to Adjusted EBITDA

(Unaudited, in thousands)

	For the Three Months Ended March 31,
	2021	2020
Net: Net loss from continuing operations	$(15,190)	$(24,540)
Interest expense, net	—	—
Provision for income taxes	219	(3,539)
Depreciation	520	935
Amortization of intangible assets	—	398

EBITDA	(14,451)	(26,746)
Reconciling items impacting EBITDA
Preferred dividend	—	—
Non-cash stock based compensation	936	1,186
Foreign exchange gain (loss)	545	244
Other reconciling items *
Inventory write-off	—	—
Inventory purchase price adjustment	527	878
Derivative loss	—	—
Asset impairment and abandonments	2,176	1,879
Transaction and integration expenses	322	2,409

Adjusted EBITDA	$(9,778)	$(20,150)

Adjusted EBITDA as a percent of revenues	-42.0%	-74.3%

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Net Income (Loss) Applicable to Common Shares and Net Income (Loss) Per Diluted Share to

Adjusted Net Income Applicable to Common Shares and Adjusted Net Income Per Diluted Share

(Unaudited, in thousands except per share data)

	For the Three Months Ended
	March 31, 2021		March 31, 2020
	Net		Net
	Income (Loss)	Amount	Income (Loss)	Amount
	Applicable to	Per Diluted	Applicable to	Per Diluted
	Common Shares	Share	Common Shares	Share
Net loss from continuing operations	$(15,190)	$(0.15)	$(24,540)	$(0.34)
Severance and restructuring costs	218	0.00	—	—
Gain on acquisition contingency	(51)	(0.00)	—	—
Asset impairment and abandonments	2,176	0.02	1,879	0.03
Inventory purchase price adjustment	527	0.01	878	0.01
Inventory write-off	—	—	—	—
Restatement and related costs	—	—	—	—
Amortization of debt discount	—	—	—	—
Transaction and integration expenses	322	0.00	2,409	0.03
Tax effect on adjustments, net of valuation allowance	—	—	—	—

Adjusted *	$(11,998)	$(0.12)	$(19,374)	$(0.27)

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31, 2021	December 31, 2020
Assets
Cash	$63,763	$43,962
Accounts receivable - net	29,325	27,095
Inventories - net	22,852	22,841
Prepaid and other assets	5,001	10,284
Current assets from discontinued operations	—	—

Total current assets	120,941	104,182

Non-current inventories - net	10,378	7,856
Property, plant and equipment - net	526	521
Other assets - net	12,398	10,145
Noncurrent assets from discontinued operations	—	—

Total assets	$144,243	$122,704

Liabilities and Stockholders’ Equity
Accounts payable	$13,140	$13,418
Accrued expenses and other current liabilities	42,877	33,405
Current liabilities from discontinued operations	—	—

Total current liabilities	56,017	46,823

Deferred tax liability	37,726	47,519
Long-term liabilities	4,116	4,192
Noncurrent liabilities from discontinued operations	—	—

Total liabilities	97,859	98,534

Preferred stock	—	—

Stockholders’ equity
Common stock and additional paid-in capital	548,881	511,548
Accumulated other comprehensive loss	(2,345)	(2,416)
Accumulated deficit	(500,152)	(484,962)

Total stockholders’ equity	46,384	24,170

Total liabilities and stockholders’ equity	$144,243	$122,704

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	For the Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(15,190)	$(17,863)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	520	2,239
Stock-based compensation	936	1,310
Provision for inventory write-downs	2,754	517
Revenue recognized due to change in deferred revenue	—	(1,188)
Asset impairment and abandonments	2,176	1,879
Gain on sale of OEM business	—	—
Derivative loss	—	—
Other items to reconcile to net cash used in operating activities	(5,722)	19,622

Net cash used in operating activities	(14,526)	6,516

Cash flows from investing activities:
Purchases of property, plant and equipment	(2,321)	(5,084)
Patent and acquired intangible asset costs	(161)	(286)
Proceeds from sale of OEM business	—	—
Acquisition of Paradigm S pine	—	—

Net cash provided by (used in) investing activities	(2,482)	(5,370)

Cash flows from financing activities:
Proceeds from exercise of common stock options	23	20
Repayment of short-term obligations	—	—
Proceeds from long-term obligations	—	—
Payments of debt issuance costs	—	—
Payments on long-term obligations	—	—
Payments for treasury stock	(110)	(193)
S-l offering proceeds	36,484	—
Other financing activities	—	—

Net cash (used in) provided by financing activities	36,397	(173)

Effect of exchange rate changes on cash and cash equivalents	412	(24)

Net decrease in cash and cash equivalents	19,801	949
Cash and cash equivalents, beginning of period	43,962	5,608

Cash and cash equivalents, end of period	$63,763	$6,557

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we disclose non-GAAP net income applicable to common shares and non-GAAP gross profit adjusted for certain amounts. The calculation of the tax effect on the adjustments between GAAP net loss applicable to common shares and non-GAAP net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net loss applicable to common shares in calculating non-GAAP net income applicable to common shares. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included in the reconciliations below.

The following are explanations of the adjustments that management excluded as part of the non-GAAP measures for the three months ended March 31, 2021 and 2020. Management removes the amount of these costs including the tax effect on the adjustments from our operating results to supplement a comparison to our past operating performance.

2021 Severance and restructuring costs – These costs relate to the reduction of our organizational structure, primarily driven by simplification of our Marquette, MI location.

2021 and 2020 Asset impairment and abandonments – These costs relate to asset impairment and abandonments of certain long-term assets within the asset group.

2021 and 2020 Transaction and integration expenses – These costs relate to professional fees associated with the acquisition of Holo Surgical and other matters.

2021 and 2020 Inventory purchase price adjustment – These costs relate to the purchase price effects of acquired Paradigm inventory that was sold during the three months ended March 31, 2021 and 2020.

2021 Gain on acquisition contingency – The gain on acquisition contingency relates to an adjustment to our estimate of obligation for future milestone payments on the Holo acquisition.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making.